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EXHIBIT 10.19


                   AMENDED AND RESTATED STOCK OPTION AGREEMENT
                           MATERIAL TECHNOLOGIES, INC.

Effective November 1, 2002, Material Technologies, Inc., a Delaware corporation (the "Corporation") and E. G. Bud Shuster ("Mr. Shuster") enter into this Amended Stock Option Agreement ("Amended Agreement") on the following terms and conditions:

WHEREAS, Mr. Shuster and the Corporation entered into a Stock Option Agreement ("Original Agreement") effective March 27, 2002, wherein the Corporation granted Mr. Shuster an option to purchase 800,000 shares ("1st Option"); and

WHEREAS,  it  is  the desire of the parties to amend the Original Agreement; and

WHEREAS, the Corporation's Board of Directors (the "Board") determined that the Corporation's interests will be advanced by entering into with Mr. Shuster this Amended Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the parties hereby agree and incorporate by reference the Original Agreement, except such terms and conditions which are specifically amended as follows:

     1. OPTION PRICE - The purchase price of the Shares of common stock subject to the Option shall be two cents ($.02) per share without commission or other charge.

     2. AUTHORITY - The Company has the corporate power and authority necessary to issue the options herein and to issue the underlying shares of stock upon exercise thereof. All corporate actions hereunder have been approved by the shareholders and/or directors of the company as required under law.

     3. WHEN EXERCISABLE - The Option may be exercised beginning on November 1, 2002 (the "Option Date") through November 1, 2007. The Option shall be exercisable only as follows: a. To the extent the Option is not exercised by November 1, 2007, the Option shall expire.

     b. If prior to exercise and expiration of the Option in its entirety, the Corporation is acquired by or merged with another entity in a transaction involving the majority of the Corporation's stock or substantially all of the Corporation's assets (other than a merger or consolidation in which the Corporation is the surviving corporation and no shares are converted into or exchanged for securities, cash or any other thing of value), then the Board shall act so that Mr. Shuster benefits from such transaction on terms reasonably similar to the terms of such transaction that benefit other shareholders of the Corporation, taking into account Mr. Shuster's position and minority interest in the Corporation. Such action may include, but is not limited to, the following:

     i. Accelerating the exercisability of this Option to permit its exercise in full during such period as the Board in its sole discretion shall prescribe;

     ii. Permitting Mr. Shuster, at any time during such period as the Board in its sole discretion shall prescribe, to surrender any Option or any portion thereof to the Corporation for cancellation; and/or

     iii. Requiring Mr. Shuster, at any time, if required by the terms of agreements relating to a merger, consolidation, or sale or transfer of substantially all of the Corporation's assets, to surrender this Option or any portion thereof to the Corporation in return for a substitute Option issued by the Corporation surviving such transaction which Option the Board determines to have a value to Mr. Shuster substantially equivalent to the value to Mr. Shuster of the Option, or portion thereof, surrendered.

     c. Subject to any action which the Board may take under paragraph 3b, in the event of a merger, consolidation, or sale or transfer of substantially all of the Corporation's assets, thereafter, upon exercise of this Option, Mr. Shuster shall, at no additional cost other than paying the exercise price of the Option, be entitled to receive in lieu of Shares (1) the number and class of Shares or other security, (2) the amount of cash, (3) property, or (4) combination of securities, cash and/or property to which Mr. Shuster would have been entitled under the terms of such merger, consolidation or sale or


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          transfer  of  assets,  if  immediately  prior to such transaction, Mr.
          Shuster had bee the holder of the number of shares for which this Option is exercised.

     4. COUNTERPARTS - This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties execute this Agreement as of the first date written above.

Date:  November  _____,  2002               MATERIAL  TECHNOLOGIES,  INC.

                                            By:   /s/ Robert M. Bernstein
                                                  ____________________________
                                                 Robert M. Bernstein, President


Date:  November  _____,  2002               By:   /s/ Bud  Shuster
                                                 ____________________________
                                                 Bud  Shuster





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